FORM OF WARRANT TO PURCHASE 150,000 SHARES OF
COMMON STOCK OF eCONNECT
THE SECURITIES OFFERED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER (THE "1933 ACT"), AND MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO REGISTRATION UNDER OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT.
Exercisable Commencing May __, 1999;
Void after May __, 2002
        THIS CERTIFIES that, for value received,
_________________________ or its registered assigns (the
"Warrantholder") is entitled, subject to the terms and conditions set forth in this Warrant, to purchase from eConnect, a Nevada corporation (the "Company"), one hundred fifty thousand (150,000) fully paid, duly authorized and nonassessable shares (the "Shares"), of Common Stock, one-tenth of one cent ($0.001) par value per share, of the Company (the "Common Stock"), at any time commencing May __, 1999 and continuing up to 5:00 p.m. New York City time on May __, 2002 (the "Exercise Period") at an exercise price of one hundred five percent (105%) of the five (5) day average closing bid price of the Company's Common Stock as reported by Bloomberg, LP for the five (5) trading days prior to the "Closing Date" as that term is defined in the Subscription Agreement entered into by the Company and Warrantholder, subject to adjustment pursuant to Section 8 hereof.
        This Warrant is subject to the following provisions,
terms and conditions:
        Section 1.      Transferability.
        1.1     Registration.  The Warrants shall be issued only
in registered form.
        1.2 Transfer. This Warrant shall be transferable only on the books of the Company maintained at its principal executive offices upon surrender thereof for registration of transfer duly endorsed by the Warrantholder or by its duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment or authority to transfer. Upon any registration of transfer, the Company shall execute and deliver a new Warrant or Warrants in appropriate denominations to the person or persons entitled thereto.
        1.3     Common Stock to be Issued.      Upon the exercise
of any Warrants and upon receipt by the Company of a facsimile or original of Warrantholder's signed Election to Exercise (See Exhibit A), Company shall instruct its transfer agent to issue stock certificates, subject to the restrictive legend set forth below, in the name of
Warrantholder (or its nominee) and in such denominations to be specified by Warrantholder representing the number of shares of Common Stock issuable upon such exercise, as applicable. Company warrants that no instructions, other than these instructions, have been given or will be given to the transfer agent and that the Common Stock shall otherwise be freely transferable on the books and records of the
Company. It shall be the Company's responsibility to take all necessary actions and to bear all such costs to issue the certificate of Common Stock as provided herein, including the responsibility and cost for delivery of an opinion letter to the transfer agent, if so required. The person in whose name the certificate of Common Stock is to be registered shall be treated as a shareholder of record on and after the exercise date. Upon surrender of any Warrant that is to be converted in part, the Company shall issue to the Warrantholder a new Warrant equal to the unconverted amount, if so requested by Purchaser:
THE SECURITIES OFFERED HEREBY HAVE NOT BEEN AND WILL NOT
BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER (THE "1933 ACT"), AND MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO REGISTRATION UNDER OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT.
        Section 2. Exchange of Warrant Certificate. Any Warrant certificate may be exchanged for another certificate or certificates of like tenor entitling the Warrantholder to purchase a like aggregate number of Shares as the certificate or certificates surrendered then entitle such Warrantholder to purchase. Any Warrantholder desiring to exchange a warrant certificate shall make such request in writing delivered to the Company, and shall surrender, properly endorsed, the certificate evidencing the Warrant to be so exchanged. Thereupon, the Company shall execute and deliver to the person entitled thereto a new Warrant certificate as so requested.
        Section 3.      Terms of Warrants: Exercise of Warrants.
        (a) (i)Subject to the terms of this Warrant, the Warrantholder shall have the right, at any time after May __, 1999, but before 5:00 p.m., New York City time on May __, 2002, (the "Expiration Time"), to purchase from the Company up to the number of Shares which the Warrantholder may at the time be entitled to purchase pursuant to the terms of this Warrant, upon surrender to the Company at its principal executive office, of the certificate evidencing this Warrant to be exercised, together with the attached Election to Exercise form duly filled in and signed, and upon payment to the Company of the Warrant Price (as defined in and determined in accordance with the provisions of
Section 7 and 8 hereof) or as provided in Section 3(a)(i) hereof, for the number of Shares with respect to which such Warrant is then exercised. Payment of the aggregate Warrant Price shall be made in cash, wire transfer or by cashier's check or any combination thereof.
        (b) Subject to the terms of this Warrant, upon such surrender of this Warrant and payment of such Warrant Price as aforesaid, the Company shall promptly issue and cause to be delivered to the Warrantholder or to such person or persons as the Warrantholder may designate in writing, a certificate or certificates (in such name or names as the Warrantholder may designate in writing) for the number of duly authorized, fully paid and non-assessable whole Shares to be purchased upon the exercise of this Warrant, and shall deliver to the Warrantholder Common Stock or cash, to the extent provided in Section 9 hereof, with respect to any fractional Shares otherwise issuable upon such surrender. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of such Shares as of the close of business on the date of the surrender of this Warrant and payment of the Warrant Price, notwithstanding that the certificates representing such Shares shall not actually have been delivered or that the Share and
Warrant transfer books of the Company shall then be closed. This Warrant shall be exercisable, at the sole election of the Warrantholder, either in full or from time to time in part and, in the event that any certificate evidencing this Warrant (or any portion thereof) is exercised prior to the Termination Date with respect to less than all of the Shares specified therein at any time prior to the Termination Date, a new certificate of like tenor evidencing the remaining portion of this Warrant shall be issued by the Company, if so requested by the Warrantholder.
        (c) Upon the Company's receipt of a facsimile or original of Warrantholder's signed Election to Exercise, the Company shall instruct its transfer agent to issue one or more stock Certificates representing that number of shares of Common Stock which the Warrantholder is entitled to purchase in accordance with the terms and conditions of this Warrant and the Election to Exercise attached hereto. The Company shall act as Registrar and shall maintain an appropriate ledger containing the necessary information with respect to each Warrant.
        (d) Such exercise shall be effectuated by surrendering to the Company, or its attorney, the Warrants to be converted together with a facsimile or original of the signed Election to Exercise which evidences Warrantholder's intention to exercise those Warrants indicated. The date on which the Election to Exercise is effective ("Exercise Date") shall be deemed to be the date on which the Warrantholder has delivered to the Company a facsimile or original of the signed Election to Exercise, as long as the original Warrants to be exercised are received by the Company or its designated attorney within five (5) business days thereafter. As long as the Warrants to be exercised are received by the Company within five (5) business days after it receives a facsimile or original of the signed Election to Exercise, the Company shall deliver to the Warrantholder, or per the Warrantholder's instructions, the shares of Common Stock within three (3) business days of receipt of the Warrants to be converted.
    (e) Nothing contained in this Warrant shall be deemed to establish or require the payment of interest to the Warrantholder at a rate in excess of the maximum rate permitted by governing law. In the event that the rate of interest required to be paid exceeds the maximum rate permitted by governing law, the rate of interest required to be paid thereunder shall be automatically reduced to the maximum rate permitted under the governing law and such excess shall be returned with reasonable promptness by the Warrantholder to the Company.
    (f) It shall be the Company's responsibility to take all necessary actions and to bear all such costs to issue the Certificate of Common Stock as provided herein, including the responsibility and cost for delivery of an opinion letter to the transfer agent, if so required. The person in whose name the certificate of Common Stock is to be registered shall be treated as a shareholder of record on and after the exercise date. Upon surrender of any Warrants that are to be converted in part, the Company shall issue to the Warrantholder new Warrants equal to the unconverted amount, if so requested by Warrantholder.
        (g) In the event the Common Stock is not delivered per the written instructions of the Warrantholder, within the time set forth in Section 3(d) above, then in such event the Company shall pay to Warrantholder one percent (1%) in cash of the dollar value of the Warrants being converted per each day after the fifth (5th) business day following the Exercise Date that the Common Stock is not delivered. The Company acknowledges that its failure to deliver the Common Stock within five (5) business days after the Exercise Date will cause the Warrantholder to suffer damages in an amount that will be difficult to ascertain. Accordingly, the parties agree that it is appropriate to include in this Warrant a provision for liquidated damages. The parties acknowledge and agree that the liquidated damages provision set forth in this section represents the parties' good faith effort to qualify such damages and, as such, agree that the form and amount of such liquidated damages are reasonable and will not constitute a penalty. The payment of liquidated damages shall not relieve the Company from its obligations to deliver the Common Stock pursuant to the terms of this Warrant.
        To the extent that the failure of the Company to issue the Common Stock pursuant to this Section 3 is due to the unavailability of authorized but unissued shares of Common Stock, the provisions of this Section 3(g) shall not apply but instead the provisions of Section 3(h) shall apply.
        The Company shall make any payments incurred under this
Section 3(g) in immediately available funds within three (3) business days from the date of issuance of the applicable Common Stock. Nothing herein shall limit a Warrantholder's right to pursue actual damages for the Company's failure to issue and deliver Common Stock to the Warrantholder within the time set forth in Section 3(d) above
        (h) The Company shall at all times reserve and have available all Common Stock necessary to meet exercise of the Warrants by all Warrantholders of the entire amount of Warrants then outstanding.
If, at any time Warrantholder submits an Election to Exercise and the Company does not have sufficient authorized but unissued shares of Common Stock available to effect, in full, a exercise of the Warrants (a "Exercise Default", the date of such default being referred to herein as the "Exercise Default Date"), the Company shall issue to the Warrantholder all of the shares of Common Stock which are available, and the Election to Exercise as to any Warrants requested to be converted but not converted (the "Unconverted Warrants"), upon Warrantholder's sole option, may be deemed null and void. The Company shall provide notice of such Exercise Default ("Notice of Exercise Default") to all existing Warrantholders of outstanding Warrants, by facsimile, within one
(1) business day of such default (with the original delivered by overnight or two day courier), and the Warrantholder shall give notice to the Company by facsimile within five (5) business days of receipt of the original Notice of Exercise Default (with the original delivered by overnight or two day courier) of its election to either nullify or confirm the Election to Exercise.
        The Company agrees to pay to all Warrantholders of outstanding Warrants payments for a Exercise Default ("Exercise Default
Payments") in the amount of (N/365) x (.24) x the initial exercise price of the outstanding and/or tendered but not converted Warrants held by each Warrantholder where N = the number of days from the Exercise Default Date to the date (the "Authorization Date") that the Company authorizes a sufficient number of shares of Common Stock to effect exercise of all remaining Warrants. The Company shall send notice ("Authorization Notice") to each Warrantholder of outstanding Warrants that additional shares of Common Stock have been authorized, the Authorization Date and the amount of Warrantholder's accrued Exercise Default Payments. The accrued Exercise Default shall be paid in cash or shall be convertible into Common Stock at the Exercise Rate, at the Warrantholder's option, payable as follows: (i) in the event Warrantholder elects to take such payment in cash, cash payments shall be made to such Warrantholder of outstanding Warrants by the fifth day of the following calendar month, or (ii) in the event Warrantholder elects to take such payment in stock, the Warrantholder may convert such payment amount into Common Stock at the exercise rate set forth in Section 7 at anytime after the fifth (5th) day of the calendar month following the month in which the Authorization Notice was received, until the expiration of the Warrant.
The Company acknowledges that its failure to maintain a sufficient number of authorized but unissued shares of Common Stock to effect in full an exercise of all the Warrants will cause the Warrantholder to suffer damages in an amount that will be difficult to ascertain. Accordingly, the parties agree that it is appropriate to include in this Warrant a provision for liquidated damages. The parties acknowledge and agree that the liquidated damages provision set forth in this section represents the parties' good faith effort to quantify such damages and, as such, agree that the form and amount of such liquidated damages are reasonable and will not constitute a penalty. The payment of liquidated damages shall not relieve the Company from its obligations to deliver the Common Stock pursuant to the terms of this Warrant.
        Nothing herein shall limit the Warrantholder's right to pursue actual damages for the Company's failure to maintain a sufficient number of authorized shares of Common Stock.
        (i) The Company shall furnish to Warrantholder such number of prospectuses and other documents incidental to the registration of the shares of Common Stock underlying the Warrants, including any amendment of or supplements thereto. Warrantholder shall acknowledge in writing the receipt, the careful reading, and the understanding thereof, prior to any exercise under this Section 3.
        (j) Each person in whose name any certificate for shares of Common Stock shall be issued shall for all purposes be deemed to have become the holder of record of the Common Stock represented thereby on the date on which the Warrant was surrendered and payment of the purchase price and any applicable taxes was made, irrespective of date of issue or delivery of such certificate, except that if the date of such surrender and payment is a date when the Shares transfer books of the Company are closed, such person shall be deemed to have become the holder of such Shares on the next succeeding date on which such Share transfer books are open. The Company shall not close such Share transfer books at any one time for a period longer than seven (7) days.
Section 4. Payment of Taxes. The Company shall pay all documentary stamp taxes, if any, attributable to the initial issuance of the Shares; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable, (i) with respect to any secondary transfer of this Warrant or the Shares or (ii) as a result of the issuance of the Shares to any person other than the Warrantholder, and the Company shall not be required to issue or deliver any certificate for any Shares unless and until the person requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have produced evidence that such tax has been paid to the appropriate taxing authority.
        Section 5.      Mutilated or Missing Warrant.   In case
the certificate or certificates evidencing this Warrant shall be mutilated, lost, stolen or destroyed, the Company shall, at the request of the Warrantholder, issue and deliver in exchange and substitution for and upon cancellation of the mutilated certificate or certificates, or in lieu of and substitution for the certificate or certificates lost, stolen or destroyed, a new Warrant certificate or certificates of like tenor and representing an equivalent right or interest, but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction of such Warrant and of a bond of indemnity, if requested, also satisfactory to the Company in form and amount, and issued at the applicant's cost. Applicants for such substitute Warrant certificate shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.
        Section 6. Reservation of Shares. The issuance, sale and delivery of the Warrants have been duly authorized by all required corporate action on the part of the Company and when issued, sold and delivered in accordance with the terms hereof and thereof for the consideration expressed herein and therein, will be duly and validly issued, fully paid, and non-assessable and enforceable in accordance with their terms, subject to the laws of bankruptcy and creditors' rights generally. The Company shall pay all taxes in respect of the issue thereof. As a condition precedent to the taking of any action that would result in the effective purchase price per share of Common Stock upon the exercise of this Warrant being less than the par value per share (if such shares of Common Stock then have a par value), the Company will take such corporate action as may, in the opinion of its counsel, be necessary in order that the Company may comply with all its obligations under this Agreement with regard to the exercise of this Warrant.
        Prior to exercise of all the Warrants, if at anytime exercise of all the Warrants outstanding results in an insufficient number of shares of Common Stock being available to cover exercise of this Warrant in full, then in such event, the Company will move to call and hold a shareholder's meeting within forty-five (45) days of such event for the purpose of authorizing
additional Shares to cover exercise of this Warrant in full.   in
such an event the Company shall: (1) recommend its current or future officers, directors and other control people to vote their shares in favor of increasing the authorized number of shares of Common Stock and (2) recommend to all shareholders to vote their shares in favor of increasing the authorized number of shares of
Common Stock to the extent permitted by law.   As for any
shareholders who do not vote on the issue of increasing the authorized number of shares of Common Stock, such failure to vote shall automatically be taken as a vote in favor of increasing the authorized number of shares of Common Stock. The proxy sent out by the Company to all shareholders shall provide that if no vote is received a consent to action will be executed on behalf of those shares of Common Stock for which no vote was received, in favor of increasing the authorized number of shares of Common Stock of the Company to the extent permitted by law. Company represents and warrants that under no circumstances will it deny or prevent Warrantholder from exercising the Warrants as permitted under the terms of the Warrants.
        Section 7. Warrant Price. From May __, 1999 through 5:00 p.m. New York City time on May __, 2002, the price per Share (the "Warrant price") at which Shares shall be purchasable upon the exercise of this Warrant shall be one hundred five percent (105%) of the five (5) day average closing bid price of the Company's Common Stock as reported by Bloomberg, LP for the five
(5) trading days prior to the "Closing Date" as that term is described in the Subscription Agreement entered into by the Company and
Warrantholder, subject to adjustment pursuant to Section 8
hereof.
        Section 8.      Adjustment of Warrant Price and Number of
Shares.
 The number and kind of securities purchasable upon the exercise of
this Warrant and the Warrant Price shall be subject to adjustment from time to time after the date hereof upon the happening of certain events, as follows:
        8.1 Adjustments. The number of Shares purchasable upon the exercise of this Warrant shall be subject to adjustments as follows:
        (a)     In case the Company shall (i) pay a dividend on
Common
Stock in Common Stock or securities convertible into, exchangeable for or otherwise entitling a holder thereof to receive Common Stock, (ii) declare a dividend payable in cash on its Common Stock and at substantially the same time offer its shareholders a right to purchase new Common Stock (or securities convertible into, exchangeable for or other entitling a holder thereof to receive Common Stock) from the proceeds of such dividend (all Common Stock so issued shall be deemed to have been issued as a stock dividend), (iii) subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, (iv) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (v) issue by reclassification of its Common Stock any shares of Common Stock of the Company, the number of shares of Common Stock issuable upon exercise of the Warrants immediately prior thereto shall be adjusted so that the holders of the Warrants shall be entitled to receive after the happening of any of the events described above that number and kind of shares as the holders would have received had such Warrants been converted immediately prior to the happening of such event or any record date with respect thereto. Any adjustment made pursuant to this subdivision shall become effective immediately after the close of business on the record date in the case of a stock dividend and shall become effective immediately after the close of business on the effective date in the case of a stock split, subdivision, combination or reclassification.
        (b) In case the Company shall distribute, without receiving consideration therefor, to all holders of its Common Stock evidences of its indebtedness or assets (excluding cash dividends other than as described in Section (8)(a)(ii)), then in such case, the number of shares of Common Stock thereafter issuable upon exercise of the Warrants shall be determined by multiplying the number of shares of Common Stock theretofore issuable upon exercise of the Warrants, by a fraction, of which the numerator shall be the closing bid price per share of Common Stock on the record date for such distribution, and of which the denominator shall be the closing bid price of the Common Stock less the then fair value (as determined by the Board of Directors of the Company, whose determination shall be conclusive) of the portion of the assets or evidences of indebtedness so distributed per share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution.
        (c) Any adjustment in the number of shares of Common Stock issuable hereunder otherwise required to be made by this
Section 8 will not have to be adjusted if such adjustment would not require an increase or decrease in one percent (1%) or more in the number of shares of Common Stock issuable upon exercise of the Warrant. No adjustment in the number of Shares purchasable upon exercise of this Warrant will be made for the issuance of shares of capital stock to directors, employees or independent contractors pursuant to the Company's or any of its subsidiaries' stock option, stock ownership or other benefit plans or arrangements or trusts related thereto or for issuance of any shares of Common Stock pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under such plan.
        (d) Whenever the number of shares of Common Stock issuable upon the exercise of the Warrants is adjusted, as herein provided the Warrant Price shall be adjusted (to the nearest cent) by multiplying such Warrant Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of shares of Common Stock issuable upon the exercise of each share of the Warrants immediately prior to such adjustment, and of which the denominator shall be the number of shares of Common Stock issuable immediately thereafter.
        (e) The Company from time to time by action of its Board of Directors may decrease the Warrant Price by any amount for any period of time if the period is at least twenty (20) days, the decrease is irrevocable during the period and the Board of Directors of the Company in its sole discretion shall have made a determination that such decrease would be in the best interest of the Company, which determination shall be conclusive. Whenever the Warrant Price is decreased pursuant to the preceding sentence, the Company shall mail to holders of record of the Warrants a notice of the decrease at least fifteen (15) days prior to the date the decreased Warrant Price takes effect, and such notice shall state the decreased Warrant Price and the period it will be in effect.
        8.2 Mergers. Etc. In the case of any (i) consolidation or merger of the Company into any entity (other than a consolidation or merger that does not result in any reclassification, exercise, exchange or cancellation of outstanding shares of Common Stock of the Company), (ii) sale, transfer, lease or conveyance of all or substantially all of the assets of the Company as an entirety or substantially as an entirety, or (iii) reclassification, capital reorganization or change of the Common Stock (other than solely a change in par value, or from par value to no par value), in each case as a result of which shares of Common Stock shall be converted into the right to receive stock, securities or other property (including cash or any combination thereof), each holder of Warrants then outstanding shall have the right thereafter to exercise such Warrant only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale, transfer, capital reorganization or reclassification by a holder of the number of shares of Common Stock of the Company into which such Warrants would have been converted immediately prior to such consolidation, merger, sale, transfer, capital reorganization or reclassification, assuming such holder of Common Stock of the Company (A) is not an entity with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be ("constituent entity"), or an affiliate of a constituent entity, and (B) failed to exercise his or her rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer (provided that if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer is not the same for each share of Common Stock of the Company held immediately prior to such consolidation, merger, sale or transfer by other than a constituent entity or an affiliate thereof and in respect of which such rights or election shall not have been exercised ("non-electing share"), then for the purpose of this Section 8.2 the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). If necessary, appropriate adjustment shall be made in the application of the provision set forth herein with respect to the rights and interests thereafter of the holder of Warrants, to the end that the provisions set forth herein shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock or other securities or property thereafter deliverable on the exercise of the Warrants. The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers, capital reorganizations and reclassifications. The Company shall not effect any such consolidation, merger, sale or transfer unless prior to or simultaneously with the consummation thereof the successor company or entity (if other than the Company) resulting from such consolidation, merger, sale or transfer assumes, by written instrument, the obligation to deliver to the holder of Warrants such shares of stock, securities or assets as, in accordance with the foregoing provision, such holder may be entitled to receive under this Section 8.2.
        8.3 Statement of Warrants. Irrespective of any adjustments in the Warrant Price of the number or kind of shares purchasable upon the exercise of this Warrant, this Warrant certificate or certificates hereafter issued may continue to express the same price and number and kind of shares as are stated in this Warrant.
        Section 9. Fractional Shares. Any fractional shares of Common Stock issuable upon exercise of the Warrants shall be rounded to the nearest whole share or, at the election of the Company, the Company shall pay the holder thereof an amount in cash equal to the closing bid price thereof. Whether or not fractional shares are issuable upon exercise shall be determined on the basis of the total number of Warrants the holder is at the time exercising and the number of shares of Common Stock issuable upon such exercise.
     Section 10. No Rights as Stockholders: Notices to Warrantholders. Nothing contained in this Warrant shall be construed as conferring upon the Warrantholder or its transferees any rights as a stockholder of the Company, including the right to vote, receive dividends, consent or receive notices as a stockholder with respect to any meeting of stockholders for the election of directors of the Company or any other matter. If, however, at any time prior to 5:00 p.m., New York City time, on May __, 2002, (the "Expiration Time") and prior to the exercise of this Warrant, any of the following events shall occur:
        (a) any action which would require an adjustment pursuant to Section 8.1; or
        (b) a dissolution, liquidation or winding up of the Company or any consolidation, merger or sale of its property, assets and business as an entirety; then in any one or more of said events, the Company shall give notice in writing of such event to the
Warrantholder at least ten (10) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the shareholders entitled to any relevant dividend, distribution, subscription rights, or other rights or for the effective date of any dissolution, liquidation of winding up or any merger, consolidation, or sale of substantially all assets, but failure to mail or receive such notice or any defect therein or in the mailing thereof shall not affect the validity of any such action taken. Such notice shall specify such record date or the effective date, as the case may be.
        Section 11. Successors. All the covenants and provisions of this Warrant by or for the benefit of the Company or the
Warrantholder shall bind and inure to the benefit of their respective successors and permitted assigns hereunder.
        Section 12. Applicable Law. This Warrant shall be construed and enforced in accordance with and the rights of the parties shall be governed by the laws of the State of California.
        Section 13. Benefits of this Agreement. Nothing in this Warrant shall be construed to give to any person or corporation other than the Company and the Warrantholder any legal or equitable right, remedy or claim under this Warrant, and this Warrant shall be for the sole and exclusive benefit of the Company and the Warrantholder.
        Section 14. Piggy-back Registration Rights. If at any time the Company shall propose to prepare on its own behalf or on behalf of any of its stockholders (other than Warrantholder) a registration statement in connection with an underwritten public offering of any equity securities of the Company, the Company shall give Warrantholder written notice at least twenty (20) days before the anticipated filing date of such registration statement. Should Warrantholder desire to have any of the Shares included in such registration statement Warrantholder shall so advise the Company in writing no later than fifteen (15) days after the Company's notice is given, setting forth the number or amount of Shares which Warrantholder requests to be included in the registration statement, and the Company shall include the securities specified in such request in such registration statement and keep such registration statement in effect and maintain compliance with each federal and state law and regulation as set forth herein. The Company may, at its option, require that the amount of Shares offered for sale by Warrantholder pursuant to this Section 14 be decreased if, in the opinion of the Company's investment banking firm, such reduction is necessary in order to permit the orderly distribution and sale of the securities being offered. If the Company shall require such a reduction, Warrantholder shall have the right to withdraw from the offering.
        Section 15.     Definitions.
        "Common Stock" shall mean (i) Common Stock, one-tenth of one cent ($0.001) par value per share, of the Company and (ii) any other security purchasable upon the exercise of this Warrant upon the happening of certain events.
 IN WITNESS WHEREOF, the parties have caused this Warrant to be duly executed, all as of the day and year first above written.
                            eConnect
                                        By
                                        Name:____________________
                                        _______
                                        Title:___________________
                                        _________
EXHIBIT A
eCONNECT
ELECTION TO EXERCISE
The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant for, and to purchase thereunder, _______shares of Common Stock (the "Share") provided for therein, and requests that certificates for the Shares be issued in the name of:*
Name:___________________________________________________________
Address:_________________________________________________________
Social Security
No.________________________________________________ or Tax ID
Number:_________________________________________________
and, if such number of Shares shall not be all of the Shares purchasable under the Warrant, that a new Warrant certificate for the balance of the Shares purchasable under the within Warrant be registered in the name of the undersigned Warrantholder or his Assignee* as indicated below and delivered to the address stated below:
Dated:________, 19___

Name of Warrantholder of
Assignee (Please
Print)_____________________________________________
Address:_________________________________________________________
Signature:_______________________________________________________
_
Signature Guaranteed:____________________________________________
                                __ Signature of Guarantor
____________________
*       The Warrant contains restrictions on sale, assignment or
transfer.
**      Note:  The above signature must correspond with the name
as written on      the face of this Warrant certificate in every
particular, without alteration or       enlargement or any change
whatever, unless this warrant has been  assigned.
FORM OF ASSIGNMENT
(To be signed only upon assignment of Warrant)*
FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
________________________________________________________________
________________________________________________________________
(Name and Address of Assignee must be Printed or Typewritten)
the within Warrant, hereby irrevocably constituting and appointing _________Attorney to transfer said Warrant on the books of the Company, with full power of substitution in the premises.
Dated:______________, 19____
                                        _________________________
                                        _______** Signature of
                                        Registered Holder
Signature Guaranteed: ________________________________
                                Signature of Guarantor
____________________
*       The Warrant contains restrictions on sale, assignment or
transfer.
**      Note:  The signature of this assignment must correspond
with
the name as it appears upon the face of the Warrant certificate in every particular, without alteration or enlargement or any change whatever.